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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2003

FAO, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19536 (Commission File Number)	95-3971414 (I.R.S. Employer Identification No.)
2520 Renaissance Boulevard King of Prussia, Pennsylvania 19406 (Address of Principal Executive Offices) (Zip Code)
Mr. Jerry R. Welch President and Chief Executive Officer 2520 Renaissance Boulevard King of Prussia, Pennsylvania 19406 (Name and Address of Agent For Service)
(610) 292-6600 (Telephone Number, Including Area Code, of Agent for Service)

Item 5. Other Events.

        The undersigned Registrant hereby amends the Item 7 of its Current Report on Form 8-K dated January 31, 2003, due to the inadvertent failure to include the Exhibits of the Disclosure Statement with Respect to Joint Plan of Reorganization of FAO, Inc. and Its Debtor Subsidiaries.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

Exhibit Number	Description
2.1	Joint Plan of Reorganization of FAO, Inc., and Its Debtor Subsidiaries*
2.2	Disclosure Statement with Respect to Joint Plan of Reorganization of FAO, Inc., and Its Debtor Subsidiaries
99.1	Press Release dated February 3, 2003*

*
Previously Filed

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAO, INC.
Date: February 14, 2003	/s/ JERRY R. WELCH Jerry R. Welch President and Chief Executive Officer

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.